EXHIBIT 5.1

                   [Letterhead of Fulbright & Jaworski L.L.P.]

                                 March 14, 1997


EqualNet Holding Corp.
1250 Wood Branch Park Drive
Houston, Texas 77079

Ladies and Gentlemen:

      We have acted as counsel for EqualNet Holding Corp., a Texas corporation (the "Company"), in connection with the proposed offering by certain shareholders of the Company (the "Selling Shareholders") of an aggregate of 1,750,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). Of the Shares, 150,000 (the "Outstanding Shares") were issued November 12, 1996, and 1,600,000 (the "Warrant Shares") are issuable upon exercise of certain warrants to purchase shares of Common Stock (the "Warrants").

      In connection therewith, we have examined, among other things, the Articles of Incorporation, as corrected, of the Company (the "Articles") and the Bylaws of the Company, the corporate proceedings with respect to the issuance of the Outstanding Shares and the Warrants and the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission for the registration of the Shares under the Securities Act of 1933 (the Registration Statement, as amended at the time when it becomes effective, being herein referred to as the "Registration Statement").

      Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

       a. The Outstanding Shares have been legally issued and are fully paid and non-assessable shares of Common Stock.

       b. Subject to the exercise of the applicable Warrants in accordance with the terms of such Warrants, the Warrant Shares will be legally issued, fully paid and non-assessable shares of Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ FULBRIGHT & JAWORSKI L.L.P.
                                        Fulbright & Jaworski L.L.P.